                          FUND PARTICIPATION AGREEMENT
                          ----------------------------

     THIS AGREEMENT is executed and effective as of November 14, 2014 (the "Effective Date"), by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL" or the "Underwriter"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and METROPOLITAN LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the state of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (each separate account hereinafter referred to individually as an Account" and collectively as the "Accounts").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission ("SEC") to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

     WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the 1934 Act, is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA") and acts as principal underwriter of the shares of the Fund; and

     WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the several series of shares of the Fund offered now or in the future by the Fund to the Company and the Accounts are described on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

     WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Fund Exemptive Order"); and

     WHEREAS, BlackRock Advisors, LLC ("BAL") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and

     WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts") and will sell the Contracts to owners of the Contracts ("Contract owners"); and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE 1
                            SALE OF THE FUND SHARES
                            -----------------------

     1.1 Subject to Section 1.3, the Fund shall make Shares of the Portfolios available to the Accounts at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectuses and statements of additional information of the Portfolios (collectively, the "Prospectus"). Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio.

     1.1(a) If there are corrections to a Portfolio's net asset value, the following provisions shall apply:

            Fund/SERV Transactions. If the parties choose to use the National
            ----------------------
Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, any corrections to a Portfolio's net asset value for the prior Trade Date (as hereinafter defined) will be submitted through the Mutual Fund Profile with the correct net asset value and applicable date. If the corrections are dated later than Trade Date plus one, an electronic transmission should be sent in addition to the Mutual Fund Profile submission; or

            Manual Transactions. If the parties choose not to use Fund/SERV, if
            -------------------
there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Portfolio's net asset value should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Portfolio net asset value, the correct net asset value, and, to the extent communicated to Portfolio shareholders, the reason for the adjustment.

            1.1(b)FUND/SERV TRANSACTIONS. If the parties choose to use Fund/SERV
            ----------------------------
or any other NSCC service, the following provisions shall apply:

     The Company and the Fund or its designee will each be bound by the rules of the National Securities Clearing Corporation ("NSCC") and the terms of any NSCC agreement filed by it with the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the "NSCC Systems").

     Any information transmitted through the NSCC Systems by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC.

Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party.

     On each Business Day (as hereinafter defined), the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading (as hereinafter defined) on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 7:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

     All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. Unless otherwise informed in writing, such redemption wires should be sent to:

               ABA#:
               Account Title:
               Account No.:
               Reference:

          1.1(c) MANUAL TRANSACTIONS. If the parties choose not to use
          --------------------------
Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

          Next Day Transmission of Orders. On each Business Day, the Company
          -------------------------------
shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day. All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

          Purchases. The Company will use its best efforts to transmit each
          ---------
purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BRIL or its designee purchase amounts no later than the close of the Federal Reserve Wire Transfer System (the "Fedwire System") on the next Business Day following the Trade Date.

          Redemptions. With respect to redemption orders placed by the Company
          -----------
by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first

Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions no later than the close of the Fedwire System on the next Business Day following the Trade Date.

          Unless otherwise informed in writing, such redemption wires should be sent to:

               ABA#: 021000021
               Account Title: MLIC Hybrid Investment Trading Account Account No.: 304169242
               Reference: Metropolitan Life Insurance Company

     1.2 Subject to Section 1.3, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the Prospectus of the Portfolios. The Fund shall make payment for such Shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

     1.3 (a) The Company will not aggregate orders received from its Contract owners after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern
Time) (the "Close of Trading") with orders received before the Close of Trading, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading and to minimize errors that could result in late transmission of orders. Orders received by the Company before the Close of Trading are eligible to receive that Business Day's net asset value, and Orders received by the Company after the Close of Trading are eligible to receive the next Business Day's net asset value.

     (b) Notwithstanding anything to the contrary in this Agreement, the Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract owners in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund's Prospectus on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund's Prospectus.

     1.4 Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for on the next Business Day following the Trade Date. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by the Fund or its designee pursuant to Section 1.3, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

     1.5 Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

     1.6 The Fund or its designee shall furnish prompt written notice by email to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing by email of the number of Shares so issued as payment of such income, dividends and distributions.

     1.7 The Fund shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated and shall use its best efforts to make such net asset value per Share available by 7:00 p.m. Eastern Time. If the Fund provides materially incorrect net asset value information, which, in accordance with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, requires adjustment to previously effected transactions, the Fund shall make an adjustment to the number of Shares purchased or redeemed for any affected Account to reflect the correct net asset value. Any material error in the calculation or reporting of net asset value, dividend or capital gains information shall be reported promptly in writing by email upon discovery to the Company.

     1.8 The Company agrees that it will not take any action to operate an Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

     1.9 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

     1.11 The Fund reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Fund, in its sole opinion, believes any of the Company's Contract owners is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract owners, to provide such relevant information about Market Timing to the Fund as it may reasonably request, including but not limited to such Contract owner's identity, and to prevent Market Timing from occurring by or because of Contract owners. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund's rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

                                  ARTICLE 2
                           OBLIGATIONS OF THE PARTIES
                           --------------------------

     2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

     2.2 At least annually, the Underwriter or its designee shall provide the Company with a PDF of the current prospectus of the applicable Portfolio(s) suitable for duplication by the Company for distribution to existing Contract owners whose Contracts are funded by Shares of such Portfolio(s) and to prospective purchasers of Contracts. The Underwriter or its designee will pay the Company's usual, customary and reasonable printing costs for printing prospectuses for existing Contract owners. The Company will bear the costs of printing prospectuses for prospective purchasers of Contracts. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the printing expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any printing expenses. If the Company prints such documents, Company agrees that any printer its selects shall be a reputable printer within the industry.

     The Company may use such PDF described above to assist with the updating of any of its Contract prospectuses or related materials in order to have the prospectuses of the Portfolios conform to the Company's Contract prospectuses or related materials, with the expenses of such updating, including printing, to be borne by the Company.

     For purposes of this Section 2.2 only, references to a Portfolio's "prospectus" shall exclude the related statement of additional information.

     2.3 The Fund or its designee shall provide a master PDF of the statement of additional information for the Portfolios to the Company (suitable for duplication by the Company at the Company's expense) for distribution to any owner of a Contract funded by the Shares or to a prospective purchaser who requests such statement.

     2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners.

     2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL ("Fund Parties") or any Portfolio or any entity with BlackRock in its name is named at least fifteen Business Days prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, any Portfolio, the Underwriter, or BAL or any entity with BlackRock in its name is named (such materials together with Contract prospectuses and statements of additional information, "Company Materials"), at least fifteen Business Days prior to its use. No Company Materials shall be used if any of the Fund Parties reasonably objects to such use within fifteen Business Days after receipt of such material. Notwithstanding the foregoing, the Company need not furnish, or cause to be furnished, to the Fund or its designee revisions to Company Materials previously approved by the Fund or its designee ("Updated Company Materials") unless the Company Materials on which they are based have been materially changed. The Fund or its designee also reserves the right to review Company Materials and Updated Company Materials at any time upon request made by the Fund or its designee to the Company. The Fund or its designee may reasonably object to the continued use of any Company Materials or Updated Company Materials. No Company Materials or Updated Company Materials shall be used if the Fund or its designee so objects.

     2.6 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:

     (a) the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP", if any);

     (b)  the Company's quarterly statements, if any;

     (c) any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

     (d) any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

     2.7 Notwithstanding anything to the contrary in this Agreement, the Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or Prospectus for the Shares (as such registration statement and Prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

     2.8 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

     2.9 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

     2.10 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Account that are owned by the Company for its general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

     2.11 (a) The Company will furnish the Fund or its designee (including, without limitation, any auditors designated by the Fund) with such information in connection with this Agreement and/or any agreement for the provision of administrative services or distribution-related services by the Company for the Fund (the "Related Agreements") as it may reasonably request (including, without limitation, periodic certifications confirming the Company's provision of services for the Fund) and will cooperate with the Fund or its designee in connection with the preparation of reports to the Board of Directors concerning this Agreement and/or any Related Agreement and the monies paid or payable pursuant to this Agreement or any Related Agreement, as well as any other reports or filings that may be required by law.

     (b) The Company and its employees will, upon reasonable request, be available during normal business hours to consult with the Fund or its designee concerning this Agreement and/or any Related Agreement.

     (c) Each party will maintain and preserve all records as required by law to be maintained and preserved by it in connection with the performance of its obligations under this Agreement and any Related Agreement. Upon the reasonable request of another party, a party will provide copies of historical records relating to transactions between the Fund and the Accounts, written communications regarding the Fund to or from the Accounts and other materials that enable the requesting party to monitor and review the other party's or parties' performance or perform general customer supervision. The Company shall also use its best efforts to maintain and preserve all records which would enable the Fund or its designee to substantiate the fees paid to the Company, the services provided by the Company and the internal controls over services provided by the Company as well as any other records reasonably required by the Fund or its designee. Upon reasonable request, the Company agrees to make these records available to the Fund or its designee.

     (d) From time-to-time, the Fund or its designee may submit a due diligence questionnaire to the Company, and the Company shall complete and return such due diligence questionnaire within a reasonable timeframe. Upon request, the Company shall promptly provide to the Fund or its designee a copy of its Statement on Standards for Attestation Engagements 16 Report ("SSAE 16") and its Financial Intermediary Controls and Compliance Assessment.

     (e) The Company shall permit the Fund or its designee to conduct one physical audit per calendar year to ensure compliance with the terms of this Agreement and the Related Agreements. The Fund or its designee agrees to provide the Company with reasonable notice of their intention to conduct such an audit. For purposes of these audit privileges, the Company shall permit the authorized personnel of the Fund or its designee to have access to its books, records, information, systems and employees pertinent to the Company's performance under this Agreement and/or any Related Agreement. The Fund or its designee will not perform any activity that materially interferes with any activities of the Company or its systems during the audit. The Company is entitled to observe all audit activity or the Fund or its designee, and the audit will be subject to such reasonable security and confidentiality measures as the Company may require.

     (f) Nothing in this Agreement will impose upon the Fund or its designee the obligation to review the Company's practices, procedures and controls.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.

     3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

     3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

     3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

     3.6 The Fund has adopted a Distribution Plan (the "Plan") with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the 1940 Act. The Plan permits the Underwriter to pay to each Participating Insurance Company that enters into an agreement with the Underwriter to provide distribution-related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the average daily net asset value of the Class II shares and up to 0.25% of the average daily net asset value of Class III shares of each Portfolio held by such Participating Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund. All distribution-related services will be provided in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the SEC and FINRA, specifically including but not limited to Rule 22c-1(a) under the 1940 Act, all requirements to provide specific disclosures to Contract Owners regarding fees paid for such services, and the requirements of the applicable Portfolio's prospectus and statement of additional information, this Agreement and any Related Agreement.

     3.7 The Fund and Underwriter each represent that it will comply and maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code (the "Diversification Requirement"). The Fund will provide the Company within 30 days of the end of each quarter a confirmation of compliance with the Diversification Requirement by each Portfolio for such quarter and will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.7 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     3.8 The Fund and Underwriter each represent and warrant that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represent that they will use their best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.9 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, but not limited to, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act and any other applicable regulations. The Company agrees to provide the Fund with such information as it may reasonably request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Fund, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

     3.10 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company for any such determination or the correctness of such determination. The Company is currently unaware of any investment restrictions under state insurance laws that would be applicable to the Portfolios as a result of the Account's investment therein. The Company shall inform the Fund of any investment restrictions imposed by state insurance law after the date of this Agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Account's investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.

     3.11 The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

                                   ARTICLE 4
                              POTENTIAL CONFLICTS
                              -------------------

     4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Directors who are not affiliated with BAL or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this

Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

     4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

     4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

     4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                                   ARTICLE 5
                                INDEMNIFICATION
                                ---------------

     5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 5.1) against any and all direct losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements or untrue statements of any material fact contained in the registration statement, prospectus(es) or statements of additional information for the Contracts or in the Contracts themselves or in sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 The Underwriter and the Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all direct losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

          (a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or Prospectus for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

          (c) arise out of or result from any untrue statement of a material fact contained in Company Documents or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund.

     5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

     5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE 6
                                  TERMINATION
                                  -----------

     6.1 This Agreement may be terminated by any party for any reason by sixty
(60) days' advance written notice to the other parties.

     6.2 This Agreement may be terminated immediately upon written notice to the other parties at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account(s), the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

     6.3 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.

     6.4 This Agreement may be terminated immediately upon written notice to the other parties by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

     6.5 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or Underwriter shall have suffered a material adverse change in its business or financial condition, (2) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (3) the Fund or Underwriter breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach.

     6.6 Notwithstanding any termination of this Agreement, the Fund and the Underwriter may continue to make available additional Shares of the Portfolios of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund, Underwriter and the Company agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available to Existing Contracts after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect with respect to transactions in Shares by such Existing Contracts except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.6 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

     6.7 The provisions of Section 2.11, Articles 5, 7 and 8 and Section 10 of Schedule C shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as Shares of the Fund are held on behalf of Contract owners.

                                   ARTICLE 7
                                    NOTICES
                                    -------

     Unless otherwise specified in this Agreement, any notice shall be sufficiently given when sent by registered or certified mail (postage prepaid, return receipt requested) or by prepaid courier (return receipt requested) to the other parties at the addresses of such parties set forth below or at such other addresses as such parties may from time to time specify in writing to the other parties in accordance with this Article 7.

     To the Advisor:                             With a copy to:

     BlackRock Advisors, LLC                     BlackRock, Inc.
     Attn: Lisa Hill, Managing Director          Attn: General Counsel
     U.S. Retail, Contracts & Administration     40 East 52nd Street
     55 East 52nd Street                         New York, NY 10022
     New York, NY 10055

     To BRIL:                                    with a copy to:

     BlackRock Investments, LLC                  BlackRock Investments, LLC
     Attn: Frank Porcelli                        Attn: Chief Compliance Officer
     Managing Director,                          400 Howard Street
     Global Client Group                         San Francisco, CA 94105
     55 East 52nd Street
     New York, NY 10055

     If to the Company:

         MetLife
         One Financial Center
         Boston, MA 02111
         Attn: Law Department

                                   ARTICLE 8
                                 MISCELLANEOUS
                                 -------------

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement, including the attached schedules, shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to any conflict of laws provisions thereof that would cause the application of laws of any jurisdiction other than those of the State of New York, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

     8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by a party without the written consent of the other parties. Any attempted assignment in violation of this
Section 8.9 shall be null and void.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     8.11 This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein.

     8.12 Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

     8.13 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the Effective Date.

     BLACKROCK VARIABLE SERIES FUNDS, INC.

     By: /s/ Brendan Kyne
        ----------------------------------

     Name: Brendan Kyne
          --------------------------------

     Title: Vice President
           -------------------------------

     BLACKROCK INVESTMENTS, LLC

     By: /s/ Jonathan Maro
        ----------------------------------

     Name: Jonathan Maro
          --------------------------------

     Title: Director
           -------------------------------

     METROPOLITAN LIFE INSURANCE COMPANY

     By: /s/ Karen A. Johnson
        ----------------------------------
     Name: Karen A. Johnson
     Title: Vice President

                                   SCHEDULE A

Separate Accounts of Metropolitan Life Insurance participating in Portfolios of BlackRock Variable Series Funds, Inc.

Metropolitan Life Separate Account E

                                   SCHEDULE B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the
---------------------------------------------------------------
future available to Separate Accounts of MetLife Insurance Company USA including, but not limited to:

PORTFOLIO NAME                                   CLASS      CUSIP         TICKER
EQUITY PORTFOLIOS
BlackRock Basic Value V.I. Fund                  I          09253L405     BAVLI
BlackRock Basic Value V.I. Fund                  II         09253L504     BAVII
BlackRock Basic Value V.I. Fund                  III        09253L603     BVIII
BlackRock Capital Appreciation V.I. Fund         I          09253L843     FDGRI
BlackRock Capital Appreciation V.I. Fund         III        09253L827     FGIII
BlackRock Equity Dividend V.I. Fund              I          09253L512     UTTLI
BlackRock Equity Dividend V.I. Fund              III        09253L488     UTIII
BlackRock Global Allocation V.I. Fund            I          09253L777     GLALI
BlackRock Global Allocation V.I. Fund            II         09253L769     GLAII
BlackRock Global Allocation V.I. Fund            III        09253L751     GAIII
BlackRock Global Opportunities V.I. Fund         I          09253L819     GLGRI
BlackRock Global Opportunities V.I. Fund         III        09253L785     GGIII
BlackRock International V.I. Fund                I          09253L645     IVVVI
BlackRock Large Cap Core V.I. Fund               I          09253L611     LGCCI
BlackRock Large Cap Core V.I. Fund               II         09253L595     LGCII
BlackRock Large Cap Core V.I. Fund               III        09253L587     LCIII
BlackRock Large Cap Growth V.I. Fund             I          09253L579     LGGGI
BlackRock Large Cap Growth V.I. Fund             III        09253L553     LGIII
BlackRock Large Cap Value V.I. Fund              I          09253L546     LCATT
BlackRock Large Cap Value V.I. Fund              II         09253L538     LCBTT
BlackRock Large Cap Value V.I. Fund              III        09253L520     LVIII
BlackRock Managed Volatility V.I. Fund           I          09253L108     AMBLI
BlackRock Managed Volatility V.I. Fund           III        TBD           TBD
BlackRock Value Opportunities V.I. Fund          I          09253L470     SMCPI
BlackRock Value Opportunities V.I. Fund          II         09253L462     SMCII
BlackRock Value Opportunities V.I. Fund          III        09253L454     SCIII

FIXED INCOME PORTFOLIOS
BlackRock High Yield V.I. Fund                   I          09253L710     HICUI
BlackRock High Yield V.I. Fund                   III        09253L686     HCIII
BlackRock Total Return V.I. Fund                 I          09253L702     CRBDI
BlackRock Total Return V.I. Fund                 III        09253L884     CBIII
BlackRock U.S. Government Bond V.I. Fund         I          09253L744     GVBDI
BlackRock U.S. Government Bond V.I. Fund         III        09253L738     GBIII

INDEX PORTFOLIOS
BlackRock S&P 500 Index V.I. Fund                I          09253L678     IDXVI
BlackRock S&P 500 Index V.I. Fund                II         09253L660     IXVII

MONEY MARKET PORTFOLIOS
BlackRock Money Market V.I. Fund *               I          09253L876     DMMKI

* NO FEES SHALL BE PAID FOR THE BLACKROCK MONEY MARKET V.I. FUND